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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated March 16, 1998, except as to Notes 2 and 22, which are as of May 8, 1998, relating to the financial statements of Hines Horticulture, Inc. (formerly Hines Holdings, Inc.), which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Price Waterhouse LLP

Costa Mesa, California

May 22, 1998